Exhibit 99

NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces March and First Quarter 2019 Catastrophe Loss Estimates

NORTHBROOK, Ill., April 18, 2019 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of March 2019 of $381 million, pre-tax ($301 million, after-tax). Catastrophe losses occurring in March comprised seven events at an estimated cost of $371 million, pre-tax ($293 million, after-tax), plus unfavorable reserve reestimates of prior period catastrophe losses. Three wind/hail events, primarily impacting Texas, accounted for approximately 90% of March event catastrophe losses.
Allstate previously announced $299 million, pre-tax ($236 million, after-tax), in estimated catastrophe losses for January and February 2019, bringing catastrophe losses for the first quarter 2019 to $680 million, pre-tax ($537 million, after-tax).

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
# # # #